Code of Ethics
  July, 2000















  SSgA
  STATE STREET GLOBAL ADVISORS

                                              July1
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                       Code of Ethics - Table of Contents


         Statement of General Principles.....................................1
         Applicability of Code to Employees of Non-US Offices................1
         What is the Code of Ethics..........................................2
         Section 1 - Definitions.............................................2
         Section 2 - Exempted Transactions...................................6
         Section 3 - Trading Restrictions
                  A.     Personal Securities Transactions "Black-out"
                         Trading Restricitions...............................6
                  B.     Securities Maintained on an "Approved List".........8
         Section 4 - Preclearance
                  A.     Preclearance of Securities Transactions............12
                  B.     Short-term Trading.................................12
         Section 5 - Reporting..............................................13
         Section 6 - Annual Certification...................................16
         Section 7 - Exemptive Relief.......................................16
         Section 8 - Violations and Sanctions...............................16
         Section 9 - Issues Forum...........................................17

July, 2000

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                                 Code Of Ethics
                          State Street Global Advisors
                                    ("SSgA")

         Statement of General Principles

         In addition to any particular duties or restrictions set forth in the SSgA Code of Ethics (the "Code"), every employee of the Adviser must adhere to the following general principles:

         I. Since our clients have entrusted us with their assets, we must, at all times, place the interests of these clients first. These clients include the mutual funds which we advise, participants in the State Street Bank and Trust Company collective investment vehicles and those clients for whom we manage discretionary accounts.

         II. Transactions executed for the employee's personal account must be conducted in a manner consistent with this Code and in such a manner as to avoid any actual or perceived conflict of interest or any abuse of the employee's position of trust and responsibility.

         III. Employees are encouraged to make investment decisions regarding their personal accounts with a long term view. Short-term trading is strongly discouraged.

         IV. Employees must not take inappropriate advantage of their position.

         Applicability of Code to Employees of Non-US Offices

         Employees of the Adviser's Non-US offices are subject to the terms of the Code. In addition, however, such employees remain subject to any local laws and regulations affecting personal investments, investments on behalf of customers and other activities governed by the Code. It is the responsibility of each employee to adhere to such regulations. In the event of any inconsistency between local law or regulation and the terms of this Code, the employee must adhere to the highest applicable standard.


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         What is the Code of Ethics?

         The Code of Ethics, hereafter referred to as the "Code", is the policy statement that State Street Global Advisors has adopted which primarily governs personal securities transactions of its employees. It is designed to ensure that employees conduct their personal securities transactions in a manner which does not create an actual or potential conflict of interest to the bank's business or fiduciary responsibilities. In addition, the Code establishes standards that prohibit the trading in or recommending of securities based upon material, non-public information or the tipping of such information to others.

         The SSgA Risk Management and Compliance Department oversees overall compliance with the Code. Failure to comply with the Code could result in company imposed sanctions, and possible criminal and civil liability, depending on the circumstances.

         Section 1 - Definitions

         A. "Access Person" or " Investment Personnel" as defined by Rule 17j-1 under the Investment Company Act of 1940, as amended ("the 1940 Act"), means "any Portfolio Manager, Investment Person or Reporting Associate of State Street Global Advisors or of such other divisions as determined by the Adviser from time to time, and any other employee of the Adviser designated as an Access Person by the Compliance Officer by virtue of his or her stature within the organization."

                The following Access Person levels have been established by the SSgA Boston office. The levels reflect the minimum requirements of the Code of Ethics. A listing of Access Persons is maintained by the local Compliance Officer. The local Compliance Officer, at his or her discretion, can impose higher standards in their local environment.

                1.  "Portfolio  Manager" (Level 1) means "the persons identified
                    by  the  Adviser,   as  the  portfolio  manager  or  back-up
                    portfolio manager of a Fund."

                2. "Investment Person" (Level 2) means "any employee of the Adviser who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by a Fund prior to or contemporaneous with such purchase or sale, or whose functions relate to the making of any recommendations with respect to such purchase or sale."

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                3.  "Reporting  Associate"  (Level 3) means  "(i) any  director, officer or employee of the Adviser who,  with respect to any
                    Fund,   makes  any   recommendation,   participates  in  the
                    determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Securities being made by the Adviser to any Fund, and (ii) any employee of the Adviser who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchases or sales of Securities made by a Fund or whose functions relate to the making of any recommendations with respect to the purchases or sales.

        B. "Adviser" means "State Street Global Advisors" and any other investment advisory division of State Street Bank and Trust Company, "State Street Global Advisors, Inc." and any subsidiary thereof, "State Street Brokerage" and "State Street Banque, S.A." and such other entities as from time to time designated by the Compliance Officer.

        C. "Approved List" means Securities followed by the Global Fundamental Research Group and tracked on the Approved List. Securities may be added, removed, or undergo periodic ratings changes.

        D. "Associated Portfolio" means with respect to an Access Person any Portfolio in the fund group for which such person acts as a Portfolio Manager, Investment Person or Reporting Associate (e.g., accounts for which the Access Person is Portfolio Manager, designated Back-up Portfolio Manager).

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        E.     "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect Beneficial Ownership shall apply to all Securities which an Access Person has or acquires other than those Securities which are acquired through dividend reinvestment.

                Beneficial Ownership generally extends to accounts in the name of:

                    o the Access Person;
                    o the Access  Person's  spouse;
                    o the Access Person's minor  children;
                    o the  Access  Person's  adult  children  living in the
                      Access Person's  home; and
                    o any other  relative  whose  investments  the Access Person directs (regardless of whether he or she resides in the Access Person's home).

                Beneficial Ownership also includes accounts of another person or entity if by reason of any contract, understanding, relationship, agreement or other arrangement the Access Person obtains therefrom benefits substantially equivalent to those of ownership. Access Persons should contact the local Compliance Officer regarding any questions they may have concerning Beneficial Ownership.

         F. "Compliance Officer" shall mean the person identified by the State Street Global Advisors division of the Adviser, from time to time, as the local Compliance Officer of SSgA.

         G. "Control" means the power to exercise a controlling influence over an account.

         H. "de minimis transaction" is a personal trade that, when client orders are pending, meets the following conditions: i) proposed personal trade does not exceed 2% of the average 10 day trading volume in the subject security, AND ii) pending client orders do not exceed the 2% limit.

         I. "Fund" or "Funds" means "any mutual fund, bank collective fund, common trust fund, separate account or other type of account advised or sub-advised by the Adviser."
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         J.    "Fundamental  Access Person" means "any Access Person (Level 1-3)
               who either has access to or receives updates concerning the fundamental research (as distinguished from the quantitative management process) used in connection with the managing a Fund, and who is identified as such on a list maintained by the Compliance Department."

         K. "Level 4 Person" means " any individual employed by the Adviser who is not an Access Person (Level 1-3) and who is identified as a Level 4 Person by SSgA Risk Management and Compliance."

         L.    "Portfolio" means "any investment portfolio of a Fund."

         M. "Purchase or Sale of a Security" includes, among other things, the writing of an option to purchase or sell a Security.

         N. "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, provided that "Security" shall not include direct obligations of the government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares issued by an open-end investment company registered under the 1940 Act (e.g., open-end mutual funds.)

               This definition of "Security" includes, but is not limited to: any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificates of interest or participation in any profit-sharing agreement, any put, call, straddle, option or privilege on any Security or on any group or index of Securities, or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency.

               Further, for the purpose of this Code, "Security" shall include any commodities contracts as defined in Section 2(a)(1)(A) of the Commodity Exchange Act. This definition includes but is not limited to futures contracts on equity indices.

               Any questions as to whether a particular investment constitutes a "Security" should be referred to the local Compliance Officer.

         O. "Short-term Trading" means buying and selling or selling and buying the same security within a 60 day period.

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         Section 2 - Exempted Transactions

         The "Trading Restrictions" (Section 3A) and "Preclearance" requirements (Section 4) of this Code shall not apply to:

         A. Purchases or sales effected in any account over which the Access Person or Level 4 Person has no direct or indirect influence or control (e.g., assignment of management discretion in writing to another party). However, if management authority is ceded to a person in the same household (spouse, dependent children or other individual living in the same household as the Access Person or the Level 4 Person), then trading restrictions and preclearance requirements still have to be met.

         B. Acquisition of a Security due to dividend reinvestment or similar automatic periodic investments process or through the exercise of rights, warrants or tender offers. However, these transactions remain subject to the Code's "Reporting" requirements as set forth in Section 5.

         C. Securities issued by the U.S. Government or an agency or instrumentality thereof. However, only direct obligations of the U.S. Government are exempt from the reporting requirements set forth in Section 5.

         E. With respect to Access Persons employed in a non-US office, purchases or sales of Securities issued by the government of the country in which such office is located. However, these transactions remain subject to the Code's "Reporting" requirements as set forth in Section 5.

         Section 3 - Trading Restrictions/Prohibitions

         A.   Personal Securities Transaction "Black-out" Trading Restrictions

         1. Prohibited trading "black-out" periods. The following ______________________________________ categories of personnel
             are  subject  to  the  following restrictions   upon  execution
             of   personal   securities transactions  for his or her own
             personal account or on behalf of an account in which he or she has Beneficial Ownership:

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                (a)    "Pending order" restriction.  Subject only to the
                       ____________________________
                     de minimis transaction exceptions noted below, no Access Person (Level 1-3) may purchase or sell a Security or any equivalent Security with respect to which such Access Person knows or should have known that any Fund (i) has outstanding a purchase or sale order (the "pending order"), or (ii) is considering purchasing or selling.

                     A Fund "is considering purchasing or selling" a Security when a recommendation has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such recommendation.

               (b)   Seven-day restriction.  No Portfolio Manager
                     _______________________
                     may purchase or sell a Security or any equivalent security within seven (7) calendar days after the trade date of a purchase or sale of the same Security or any equivalent Security by or on behalf of any Associated Portfolio.

               In the event that a transaction in a Security is effected in contravention of either of the two forgoing restrictions, the
               Access Person or Portfolio Manager involved shall, as soon as practicable after becoming aware of the violative nature of his or her personal transaction (irrespective of any pre-execution clearance which may have been previously granted for the transaction), promptly, (I) advise the office of the Compliance Officer of the violation, and (II) comply with whatever directions which the Compliance Officer may issue in order for the violation to be fully and adequately rectified.

          2. de minimis transaction exceptions to the "pending order" restriction. An Access Person shall be excepted from the "pending order" restriction with respect to any de minimis transaction; provided, however, that the de minimis transaction exception shall not be applicable for transactions effected by Portfolio Managers that would otherwise be restricted pursuant to subparagraph (1)(b), above. Transactions effected pursuant to the de minimis exception remain subject to the Preclearance (Section 4) and Reporting (Section 5) requirements of this Code.
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         B.    Securities Maintained on an "Approved List"

               Employees  who have  access to  investment  strategy  information developed by the Fundamental Research Group prior to or contemporaneous with its implementation are prohibited for a period of seven (7) days from purchasing or selling a Security that is added to, removed from, or which has been subject to a rating change on the Approved List.

         C.   Additional Prohibited Activities

                1.   Neither  an  Access  Person  nor Level 4 Person  shall,  in
                     connection   with  the   purchase  or  sale   (directly  or
                     indirectly) by the Adviser, of a Security held or to be acquired by a Fund:

                     a. employ any device, scheme or artifice to defraud a Fund;

                     b. make any material misstatement to a Fund or omit any material fact in any statement to a Fund where such omission would tend to make the statement misleading;

                     c. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Fund; or

                     d. engage in any manipulative practice with respect to a Fund.

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                     The above prohibited activities shall at all times include, but shall not be limited to, the following:

                          (i) purchasing or selling securities on the basis of material(1) non-public2 information;

                          (ii) purchasing or selling, knowingly, directly or indirectly, securities in such a way as to compete personally in the market with a Fund, or acting personally in such a way as to injure a Fund's transactions;

                         (iii) using knowledge of securities transactions by a Fund, including securities being considered for purchase or sale, to profit personally, directly or indirectly, by the market effect of such transactions.

                          (iv) engaging in short selling and options trading of State Street securities (except to the extent such options are issued by the Corporation as part of an employee's compensation.)

         2. Each of the following activities by an Access Person or Level 4 Person shall be prohibited:

                     a. purchasing Securities in an initial public offering unless the transaction is approved in writing by an SSgA Compliance Officer and either:

___________________________________

1 Material Information: information the dissemination of which would have a substantial impact on the market price of the company's securities, or is likely to be considered important by reasonable investors in determining whether to trade in such securities. Examples of the type of information that might be "material" would include the following: earnings estimates or changes in previously released earnings estimates, merger or acquisition proposals, major litigation, significant contracts, dividend changes, extraordinary management developments.
2 Non-public Information: information that has not been generally disclosed to the investing public. Information found in a report filed with a local regulatory agency, such as the SEC, or appearing in publications of wide circulation would be considered public.

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                          (i)    the Access Person or Level 4 Person has a right
                                 to  purchase  the  Security  due to the  Access
                                 Person's  or  Level  4  Person's   pre-existing
                                 status as a policy holder or depositor with respect to such Security or as a shareholder of a related company; or,

                          (ii) the right to purchase is awarded by lottery or other non-discretionary method by the issuer.

                     b. participation in a private offering (e.g., offerings of securities not registered with a local regulatory agency, such as the SEC, stocks of privately held companies, private placements and non-publicly traded limited partnerships) without prior written consent from an SSgA Compliance Officer by use of the form attached here as Appendix C;

                     c. participation in a private offering and failing to disclose any subsequent conflicts of interests to the Compliance Officer. An example of this would be a portfolio manager purchasing Securities of an issuer in a private offering (with approval as detailed in 2(b) above) and then causing an Associated Portfolio to purchase Securities of the issuer without disclosing this conflict of interest.

                     d. using any derivative, or using any evasive tactic, to avoid the restrictions of this Code;

                     e. serving as a director of the following without prior written consent of State Street Global Advisors' Area Executive and notice to the Compliance Officer:

                    o a publicly traded company other than State Street Corporation or its subsidiaries or its affiliates; or
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                    o    any  company  the  Securities  of which  are owned by a
                         Fund,

               f. accepting or receiving, either directly or indirectly, from any organization or employee thereof with which we conduct a business relationship (e.g., customers or vendors) a gratuity or anything of value in excess of one hundred (US $100) dollars per individual per calendar year. A gratuity includes a gift of any type.

                     The purpose of this gratuity  restriction  is to allow only
                     proper  and   customary   business   amenities.   Amenities
                     considered permissible include the following:

                    o    occasional   meals,   social   gatherings  or  meetings
                         conducted for business purposes; or

                    o    gifts in the nature of promotional materials, such as a
                         pen,   calendar,   umbrella  or  the  like,  which  are
                         inscribed with the giver's name or a business message.

                     Amenities considered not to be permissible include, but are not limited to, the following:

                    o transportation expenditures, such as airfare or rental car; or

                    o    hotel or other lodging accommodation expenditures
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         Section 4 - Preclearance

         A. Preclearance of Securities Transactions

              Each Access Person shall preclear all transactions in Securities (other than those exempted in Section 2, above) in accordance with the Personal Transactions Preclearance Procedure via Lotus Notes.

                    o Preclearance must be obtained after 10:00 a.m. EST (or at such local time as is designated by each Non-US office) of the day on which the Access Person proposes to trade.

                    o Such preclearance is good until midnight of the day it is granted in the location of the primary exchange where the security is traded. It is also allowable to order a market trade electronically up to this time deadline. Any order not executed on the day of preclearance must be re-submitted for preclearance before being executed on a subsequent day (e.g., "good-'til-canceled" or "limit" orders must receive preclearance every day that the order is open).

                    o The Lotus Notes preclearance process must be used in sites where available consistent with policies established from time to time by Risk Management and Compliance.

         B. Short-term Trading

         In order to monitor short-term trading activity, each Access Person is required to identify on the Quarterly Report whether he or she has traded in the proposed security within the past 60 days. Short-term trades will be monitored and reported to management to ensure that Access Persons are adhering to SSgA's long- term investment philosophy generally.


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         Section 5 - Reporting

              All Securities (defined in Section 1.N) are subject to the reporting requirements of this section. Such securities include, but are not limited to, those issued by the U.S. Government agencies, non-US government obligations, and open-end mutual funds (or their equivalent that are not registered in the U.S.

          A. Initial Holdings Report. No later than 10 days after becoming ________________________ an Access Person, whether through outside hiring or internal transfer, every Access Person shall report to the Compliance Officer the following information.

                    1. The title, number of share and principal amount of each Security in which the Access Person had any Beneficial Ownership when the person became an Access Person;

                    2. The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                    3.   The date the report is submitted by the Access Person.

          B. Quarterly Transaction Reports. No later than 10 days ______________________________ after the end of each calendar quarter, every Access Person shall report to the Compliance Officer, the following information3:

                    1. With respect to any transaction during the quarter in a Security in which the Access Person had any direct or indirect Beneficial Ownership:

                        a. The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved:
_________________________________

3 Access Persons are required to provide copies of confirmations and periodic statements to the Compliance Officer pursuant to Section 5 of this Code. Accordingly, Access Persons need only certify on their Quarterly Transaction Form that no other transactions were executed during the applicable quarter.


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                        b.   The nature of the transaction,  (i.e., purchase,
                             sale, or other type of acquisition or disposition);

                        c. The price of the Security at which the transaction was effected;

                        d. The name of the broker, dealer or bank with or through which transaction was effected; and

                        e. The date that the report is submitted by the Access Person.

                    2. With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                        a. The name of the broker, dealer, or bank with whom the Access Person established the account;

                        b.   The date the account was established; and

                        c.   The date the report is submitted by the Access
                             Person.

          C. Annual Holdings Reports. Annually, every Access Person shall ________________________ report the following information
                  (which information must be current as of a date no more that
                   30 days before the report is submitted):

                    1. The title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership;

                    2. The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person;

                    3.   The date that the  report is  submitted  by the  Access
                         Person.
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          D.    Exceptions  to  Reporting  Requirements.  An  Access  Person
                ________________________________________  need not make a
                report under this Section 5 with respect to transactions effected for, and Securities held in, any account over which the person has no direct or indirect influence or control.

         E. Access Persons are required to notify any brokers, dealers, investment advisers, banks and other financial institutions with whom they have their securities trading accounts to forward duplicate confirms of any and all of their trades and periodic account statements containing trading activity to the Compliance Officer and may use the form letter attached as Appendix B to notify such financial institutions.

         F. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

         G. Access Persons transacting in Securities, as defined in Section 1-N. of the Code, contained in self directed pension brokerage accounts, self managed brokerage accounts (SMBA) or 401(k) retirement accounts are included in any reporting or preclearance requirements.

         H. Investment in the State Street Stock Fund through the State Street 401(k) plan do not require regular preclearance or reporting. Although transactions in the State Street Stock Fund do not need to be reported, as they are not defined as a Security, employees trading in the State Street Stock Fund should be aware that these transactions are subject to the insider trading restrictions contained in the Code of Ethics and State Street's Standard of Conduct.

         I. Access Persons are prohibited from engaging in short selling and options trading of State Street securities (except to the extent such options are issued by the Corporation as part of an employee's compensation).

         J. State Street options granted in conjunction with an employee's compensation do not need to be precleared or reported if exercised at first opportunity as dictated by Global Human Resources. Options exercised on any other date are subject to preclearance and reporting requirements.

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         Section 6 - Annual Certification

         All Access Persons and Level 4 Persons must certify annually that he or she has read, understands and recognizes that he or she is subject to the Code. In addition, all Access Persons must certify annually that he or she has complied with the Code and has disclosed and reported all personal securities transactions required to be disclosed or reported.

         Section 7 - Exemptive Relief

         An Access Person or Level 4 Person who believes that aspects of the Code impose a particular hardship or unfairness upon them with respect to a particular transaction or situation, without conferring a corresponding benefit toward the goals of the Code, may appeal to the Compliance Officer for relief from Code provision(s) relating to a particular transaction or ongoing activity or reporting requirement.

         If relief is granted, the Compliance Officer may impose alternative controls or requirements. Any relief granted in this regard shall apply only to the Access Person or Level 4 Person who had sought relief and no other Access Person may rely on such individual relief unless specifically authorized by their local Compliance Officer. If circumstances warrant, the Compliance Officer may submit the anonymous request to the Code of Ethics Committee for input.

         Section 8 - Violations and Sanctions

         The Adviser will monitor compliance with the Code of Ethics and take such action as it deems appropriate designed to reasonably ensure compliance. The Adviser may establish a Code of Ethics Committee to review and develop procedures for giving effect to this Code. The Code of Ethics Committee reviews the facts and circumstances surrounding potential violations and may recommend that the Adviser impose a sanction as identified below.

         Upon discovering a violation of this Code, its policies or procedures, the Adviser may impose such sanctions as it deems appropriate, including, among other things, the following:

          o a letter of censure to the violator;

          o a monetary fine levied on the violator;

July, 2000

          o suspension of the employment of the violator;

          o termination of the employment of the violator;

          o civil referral to the SEC or other civil regulatory authorities determined by the Adviser or other appropriate entity; or

          o criminal referral -- determined by the Adviser or other appropriate entity.

If the Adviser reasonably determines that the actions of an Access Person creates the appearance of impropriety, it may take such action as it deems necessary, including but not limited to, unwinding a trade and/or disgorgement of profits.

The  Access  Person  or Level 4  Person  is given  an  opportunity  to  appeal a
Committee   decision  if  he/she  believes  there  are  extenuating   facts  and
circumstances of which the Committee and Compliance were unaware.

Section 9 - Issues Forum

If you have a concern or question, you can voice this concern, i.e., issue or personal complaint on an anonymous basis by submitting it in writing to:

State Street Global Advisors
Attention:  Compliance Officer
P.O. Box 9185
Boston, MA  02209